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                                                                   Exhibit 10.5

                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 1st day of May, 2001, by and between ENGINEERED SUPPORT SYSTEMS, INC., (hereinafter referred to as "Employer") and LARRY K. BREWER (hereinafter referred to as "Employee") (Employer and Employee are sometimes hereinafter individually referred to as a "Party" and collectively referred to as the "Parties").

                              W I T N E S S E T H:

         WHEREAS, Employee desires to be employed by or to continue employment with Employer and Employer desires to employ or continue to employ Employee under the terms and conditions set forth in this Agreement; and,

         WHEREAS, it is the Employer's intention to employ Employee upon the terms and conditions herein, which recognize and compensate Employee for the obligations of Employee undertaken hereunder, including specifically, but not by way of limitation, the covenants of Employee not to compete with the business of Employer, as provided in paragraph 6.

         NOW, THEREFORE, in consideration of the foregoing and the promises and agreements herein contained and other good valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee agree as follows:

         1. EMPLOYMENT. Employee hereby accepts employment from Employer upon
            ----------
the terms and conditions hereinafter set forth.

         2. TERM OF EMPLOYMENT. The term of Employee's employment under this
            ------------------
Agreement shall be for the period commencing June 1, 2001 and ending May 31, 2003 (hereinafter "Initial Term"). The Employee's employment may be terminated prior to the expiration of the Initial Term or any extension term of this Agreement upon the happening of one or more of the following:

         (a) The death of Employee if actively employed by the Company at the time of death;

         (b) The Employee's Disability which for purposes hereof shall mean the Employee's failure substantially to discharge Employee's duties under this Agreement for ninety (90) consecutive days or one hundred twenty (120) days in any calendar year, whether or not consecutive, as a result of an injury, disease, sickness or other physical or mental incapacity; or,

         (c) For "cause" immediately upon written notice from the Employer. For purposes of this Agreement, the term "cause" shall mean the


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Employee's breach or violation of or failure to perform any of the material terms and conditions of this Agreement or such other conduct or action by the Employee which in the Employer's sole but reasonable opinion, materially and adversely affects the business or reputation of the Employer, which shall include specifically, but not by way of limitation, intentional or negligent conduct or activity inconsistent with or proscribed by federal or state criminal statute or regulation or express Employer policy pertaining to a contract with the United States Government, or any act of dishonesty or disloyalty or breach of trust against Employer.

         (d) By the Employer, without cause, by written notice, at any time.
In this circumstance only and subject to paragraph 19 hereof, the Employee will be entitled to a severance allowance as hereinafter set forth. The severance allowance shall be paid over a twelve (12) month period. During the first six (6) months following the date of his termination, the Employee shall be paid his then current monthly Base Salary (as hereinafter defined). During the second six months following the date of his termination, the Employee shall be paid fifty percent (50%) of his then current monthly Base Salary. Notwithstanding anything in this provision or in this Agreement to the contrary, in the event the Employee becomes gainfully employed during this twelve (12) month period, all remaining payments that may be due under this provision, shall be reduced by fifty percent (50%).

         (e) After the Initial Term (if this Agreement shall be extended), by the Employee, at any time upon not less than thirty (30) days nor more than sixty (60) days prior written notice to the Employer.

         Except as otherwise provided in paragraph 2(d) above, in the event of the termination of the Employee's employment hereunder, for any reason, Employee shall only be entitled to receive his Base Salary in accordance with the Employer's regular payroll schedule through the effective date of such termination and thereafter, the Employee shall have no further entitlement to compensation hereunder.

         The Employee understands and agrees that in the event this Agreement expires by its terms or in the event either party terminates Employee's employment hereunder for any reason whatsoever, the restrictive covenants set forth in paragraph 6 hereof and the remedies provision in paragraph 10 hereof shall remain in full force and effect and shall survive the expiration and termination of all other terms of this Agreement.


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         The Initial Term of this Agreement shall not be extended except by mutual written agreement of the Parties.

         3.  JOB DUTIES. Upon the commencement of the Initial Term, the Employer
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agrees to employ the Employee as the Vice President-Business Development of
Employer under the administrative direction of and reporting to such person(s) as Employer's Board of Directors ("Board") may from time to time direct. Employee shall perform such duties and tasks as are customarily incident to his position as well as such other duties and tasks as the Board may from time to time request or as may be set forth in a job description for the position held by Employee, as the same may from time to time be modified by Employer.

         If there is a Change in Control (as that term is hereinafter defined in paragraph 19 hereof) of Employer, the Employee may be transferred from employment with the Employer to employment with another corporation that is affiliated with the Employer prior to the date on which a Change in Control occurs, in which case, this other corporation or affiliate shall be substituted for the Employer in this Agreement, and no termination of the Employee's employment shall be deemed to have occurred. In the event of such transfer, Employee shall hold the same or a similar executive position with the other corporation or affiliate to whom he has been transferred and all other terms and conditions of this Agreement shall remain in full force and effect.

         4.  COMPENSATION.
             ------------

         (a) Subject to the other provisions of this Agreement, and in consideration of the services to be rendered hereunder, Employer agrees to compensate Employee with a base salary of One Hundred Thirty-Eight Thousand Dollars ($138,000.00) per year ("Base Salary"), payable in accordance with Employer's regular payroll schedule. In addition to the Base Salary, the Employer may pay the Employee a bonus or bonuses from time to time, which the Board determines in their sole discretion based on such facts and circumstances that it shall see fit to consider; provided, however, in no event, shall the cumulative yearly total of bonuses paid to the Employee in any fiscal year of the Employer, during the term of this Agreement be less than Thirty-Five Thousand Dollars ($35,000.00) or exceed fifty percent (50%) of the Employee's Base Salary.

         (b) During the term of this Agreement, Employer will pay or reimburse Employee for those reasonable and necessary expenses that are incurred by Employee in the interest of the business of Employer in accordance with the policy of the Employer and as authorized by the Board.

         5.  RELATIONSHIP OF THE PARTIES. It is understood and agreed that
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Employee stands in a confidential and fiduciary relationship with Employer and has special obligations to protect, preserve, enhance, and promote the best interests of the Employer. Therefore, Employer is relying on this confidential relationship and on Employee's agreement and commitment that he will devote


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whatever time and attention as is necessary to the business of Employer and will not during the term of this Agreement, nor any extension hereof, without Employer's knowledge and written consent, be or become engaged in any other business activity whether or not such business activity is pursued for gain, profit, or other proprietary advantage. The foregoing shall not be construed as preventing Employee from devoting reasonable (but limited) amounts of his time to civic, community or charitable pursuits, or to personal investment, provided that such activities do not interfere with Employee's performance of his responsibilities and duties hereunder or otherwise present a conflict of interest with respect to Employee's responsibilities to the Employer. A conflict of interest exists if Employee either directly or indirectly has an undisclosed financial interest in any company, its affiliates, divisions, subsidiaries or associates, or in the business opportunities or ventures of any such company or if it involves a substantial or meaningful investment or other interest in a business association or other concern which engages in competition with the Employer. For purposes hereof, a conflict shall not be considered to exist if the competitor company, other entity or concern is a former employer of the Employee and the investment in question represents a part of his compensation package from such former employer or such other investment approved in writing by Employer.

         6.  COVENANTS OF EMPLOYEE.
             ---------------------

             (a) So long as this Agreement shall be in effect and at all times after the termination hereof, for whatever reason, Employee covenants, warrants, and agrees that Employee will not (except as required in Employee's duties to Employer), in any manner directly or indirectly, actually or attempt to:

             (i) Disclose or divulge to any person, entity, firm or company whatsoever, or use or utilize for Employee's own benefit or for the benefit of any third person or concern, or for any reason inconsistent with the purpose of this Agreement or inconsistent with Employee's confidential and fiduciary relationship with Employer, any trade secrets, formulae, know-how, management and business methods, techniques or opportunities, customer information, supplier information, business or financial plans and materials or other information or data of Employer, and without regard to whether all of the foregoing matters would otherwise be deemed confidential, proprietary, material or important, the parties hereto hereby stipulate, as between them, the foregoing are important, material, propriety, and confidential and greatly affect the effective and successful conduct of the business and goodwill of Employer, and the parties further stipulate that any breach or evasion of the terms of this subparagraph (a) shall be a material breach of this Agreement.

             (b) During the term of this Agreement and for a period of two
(2) years after the Employee's termination, for whatever reason, Employee


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covenants, warrants, and agrees that Employee will not (except as required in
Employee's duties to Employer), in any manner directly or indirectly, actually or attempt to:

             (i) Solicit, divert, take away from, have contact or interfere with any of the customers, trade business, patronage, employees or agents of Employer, or in any manner engage in any conduct or activity including, but not limited to, verbal representations or declarations, that would or could be construed or are intended as a disparagement of Employer's interests; and

             (ii) Engage, within the United States, directly or indirectly, either personally or as an employee, partner, associate, consultant, officer, manager, agent, representative, advisor, investor or stockholder or otherwise, or by means of any corporate or other entity or device, in any business which is "competitive" (as hereinafter defined) with the business of Employer.

             (c) For purposes hereof, a business will be deemed
"competitive" if any of its products or product processes are substantially similar in use, design or application to the present and future products or product processes of Employer or similar to any product with respect to which Employer as of the date hereof has formulated a definitive interest. The Employee agrees that during the term of this Agreement and for the term of the restrictive covenants set forth herein, he will promptly communicate to Employer the identity of all companies, persons or concerns with whom Employee is considering employment, association or other relationship along with other information as to the products of such company, person or concern sufficient in detail to permit Employer to make a determination as to whether or not competition exists. In order to preserve its rights under this Agreement, the Employer may advise any third party with whom the Employee may consider, establish or contract a relationship of the existence and terms of this Agreement, and the Employee authorizes and consents to such disclosure, and Company shall have no liability for so acting.

             (d) All of the covenants of Employee contained in this paragraph 6 shall be construed as agreements independent of any other provision of this Agreement and the existence of any claim or cause of action against Employer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of these covenants.

             (e) It is the intention of the parties to restrict the activities of Employee under this paragraph 6 only to the extent necessary for the protection of legitimate business interests of Employer, and the parties specifically covenant and agree that should any of the clauses or provisions set forth herein, under any set of competent jurisdiction adjudicated to be either illegal, invalid,


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or unenforceable under present or future law, then, and in that event, it is the intention of the parties hereto that, in lieu of each such clause or provision, there shall be substituted or added, and there is hereby substituted and added a provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be legal, valid, and enforceable.

         7.  ESSI SECURITIES. Employee agrees to comply fully and faithfully
             ---------------
with regulations of the Securities and Exchange Commission pertaining to insider transactions in Engineered Support Systems, Inc.'s ("ESSI") securities and specifically, to report all intended, contemplated, and consummated transactions involving ESSI securities to Employer.

         8.  SUGGESTIONS. The term suggestions as used herein designates all
             -----------
ideas, developments, improvements, inventions, or other intellectual property whether patentable or not, which are conceived of, made, developed, or acquired by Employee either alone or in conjunction with others during the term of this Agreement and which are related to the business of Employer. Employee shall communicate and promptly assign to Employer, all of his suggestions and Employer shall have a free, exclusive right, title or license to make, use, sell, and patent as to all such suggestions whether patentable or not. Employee hereby releases Employer from any and all liability in connection with any of Employee's suggestions, or liability because of use of any portions thereof. Employee will, at any time upon request by Employer, execute and deliver any and all papers and do all acts necessary or appropriate for the proper transfer, assignment, and protection of license, title and other rights of Employer in and to any intellectual property to which it may be entitled by virtue of this paragraph.

         9.  DOCUMENTS. Employee agrees that all documents, instruments,
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drawings, plans, contracts, proposals, records, notebooks, invoices, statements and correspondence, including all copies thereof, electronic or otherwise, whether stored on CD, hard disk, floppy disk or magnetic tape, relating to the business of Employer, shall be the property of Employer and, upon cessation of Employee's employment with Employer, for whatever reason, all of the same then in Employee's possession whether prepared by Employee or others, will be left with or immediately delivered to Employer.

         10. REMEDIES. Notwithstanding anything to the contrary contained in
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this Agreement, it is agreed that any breach or violation of any of the terms of paragraphs 5, 6 or 7 of this Agreement by Employee will result in immediate and irreparable injury to Employer and will authorize recourse to an ex parte temporary restraining order, preliminary injunction, permanent injunction and/or specific performance as well as to all other legal or equitable remedies to which Employer may be entitled. Employee acknowledges that in the event of the termination of the Employee's employment for any reason, Employee's experience and capabilities are such that Employee can obtain employment in businesses engaged in other lines or of a different nature, and that the enforcement of a remedy by way of injunction will not prevent Employee from earning a livelihood. No remedy conferred by any of the specific provisions of


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this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity, by statute or otherwise. The election of any one or more remedies by Employer shall not constitute waiver of the right to pursue other available remedies at any time or cumulatively from time to time.

         11. EMPLOYEE BENEFITS. Employee shall be entitled to participate, in
             -----------------
accordance with the eligibility requirements thereof, in any medical, disability, accidental death, life insurance, profit sharing trust and 401(k) programs and other employee benefits which now exist or that may be established hereafter by Employer on the same basis as other employees of Employer.

         12. VACATION. Employee shall be entitled to four (4) weeks paid
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vacation each year, which vacation time shall be taken during such periods as may be mutually agreed upon by Employer and Employee.

         13. SEVERABILITY. Subject to the provisions of paragraph 6(d), all
             ------------
agreements and covenants herein contained are severable, and in the event any of them shall be held to be invalid or unenforceable in any respect, this Agreement shall be interpreted as if such invalid agreement or covenant were not contained herein.

         14. WAIVER AND MODIFICATION. This Agreement is the final and only
             -----------------------
agreement between the Parties, hereby superseding all prior agreements or promises not set forth or incorporated herein, whether written or oral. No amendment, waiver or modification of this Agreement or any covenant, conditions or limitation herein contained shall be valid unless in writing and duly executed by the Employee and an officer of the Employer with the express written consent of the Board, and no evidence of any amendment, waiver or modification shall be offered or received in evidence in any proceeding, arbitration or litigation between the Parties hereto arising out of or affecting this Agreement, or the rights or obligations of the Parties hereunder, unless such amendment, waiver or modification is in writing, duly executed as aforesaid, and the Parties further agree that the provisions of this paragraph may not be waived or modified except as herein set forth.

         15. GOVERNING LAW. This Agreement shall be construed and enforced in
             -------------
accordance with the laws of the State of Missouri with the exclusive venue for purposes of litigation being the Circuit Court for the County of St. Louis, Missouri.


         16. ATTORNEYS' FEES AND COSTS. If any action at law or in equity is
             -------------------------
brought to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to recover from the other party the reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which it may be entitled.


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         17. BINDING EFFECT AND NON-ASSIGNMENT. The Employee may not assign the
             ---------------------------------
benefit of this Agreement or delegate the Employee's obligations under this Agreement. This Agreement is assignable by the Employer. Subject to the foregoing limitation on assignment and delegation by the Employee, this Agreement shall be binding upon and inure to the benefit of the Employer and Employee and their respective successors, assigns, heirs, legal representatives, executors, and administrators. The term "Employer" as used in this Agreement shall mean and include the party so named in the initial paragraph of this Agreement, the surviving entity of any merger, combination, consolidation or reorganization to which the Employer is a party, or the corporation or affiliate to which Employee may be transferred as described in paragraph 3 hereof.

         18. NOTICES. All notices, requests, demands, reports or other
             -------
communication hereunder ("Notices") shall be in writing and shall be given by registered or certified mail, return receipt requested, addressed as follows:

                      If to Employer:

                      Engineered Support Systems, Inc.
                      ATTN: President/Gerald A. Potthoff
                      201 Evans Lane
                      St. Louis, MO 63121-1126

                      With a copy to:

                      Engineered Support Systems, Inc.
                      ATTN: General Counsel/David Mattern
                      201 Evans Lane
                      St. Louis, MO 63121-1126

                      If to Employee:

                      Larry K. Brewer
                      17142 Surrey View Drive
                      Chesterfield, MO 63005

or to such other addresses as to which the parties hereto give Notice in accordance with this paragraph 18.

         19. CHANGE IN CONTROL. If there is a Change in Control of Employer and
             -----------------
Employee is not offered a job with comparable responsibilities and Base Salary by the new owner of Employer's business, Employer will pay Employee each month for a period of one year after the date of the ownership change, Employee's then current monthly Base Salary; provided, however, that if Employee becomes employed by such ownership group or any other party during such one year period, then the amount of Employee's monthly Base Salary will be reduced by any compensation paid to Employee by or on behalf


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of the new owner of Employer's business or any other party with whom Employee becomes gainfully employed during the one year period. The amounts due to Employee pursuant to this paragraph 19 shall be payable in accordance with Employer's regular payroll schedule. The amounts payable to Employee under this paragraph 19 are in lieu of any severance entitlement that Employee may have pursuant to paragraph 2(d) hereof. Employee agrees, as a condition to receiving amounts pursuant to this paragraph 19, that he will advise and regularly update Employer with respect to his employment and earnings sources after a Change in Control and to provide Employer with such information as may be reasonably requested by Employer for purposes of verifying Employee's earnings after the Change in Control. Employee's entitlement to the amounts provided under this paragraph 19 are further conditioned upon Employee executing a general release agreement developed for use by Employer.

         For purposes hereof, the term "Change in Control" shall mean the sale or transfer of all of the capital stock of Employer or the sale or transfer of all or substantially all of the assets of Employer to a party not owned by or affiliated with Employer or ESSI.


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         IN WITNESS WHEREOF, the Employer and Employee have executed this
Agreement to be duly signed and entered into the day and year first written above.

                                                         "EMPLOYER"

                                             ENGINEERED SUPPORT SYSTEMS, INC.


                                             By: /s/ David D. Mattern
                                                -------------------------------
                                             Name: David D. Mattern
                                             Title: Secretary


                                                         "EMPLOYEE"

                                             /s/ Larry K. Brewer
                                             ----------------------------------
                                             Larry K. Brewer


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